Exhibit 5.4

July 11, 2006

Edgen Corporation

18444 Highland Road

Baton Rouge, Louisiana 70809

Ladies and Gentlemen:

We have acted as special Texas counsel to Murray International Metals, Inc., a Texas corporation (“Murray”), in connection with a Registration Statement on Form S-4 (Registration No. 333-133311), originally filed by Edgen Corporation, a Nevada corporation (the “Company”), Murray and certain other subsidiary guarantors (Murray and such other subsidiary guarantors being collectively the “Guarantors”) on April 14, 2006 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 filed with the Commission on June 23, 2006, and as further amended by Amendment No. 2 filed with the Commission on the date hereof (the “Registration Statement”).  Upon the effectiveness of and pursuant to the Registration Statement, the Company and the Guarantors propose to offer to exchange up to $31,000,000 aggregate principal amount of the Company’s 9-7/8% Senior Secured Notes due 2011 (the “Exchange Notes”) and the Guarantors’ guarantees thereof (the “Exchange Guarantees”) for an equal aggregate principal amount of the Company’s outstanding unregistered 9-7/8% Senior Secured Notes due 2011 issued on December 16, 2005 (the “Old Notes”) and the Guarantors’ guarantees thereof (the “Old Guarantees”).  The Exchange Notes and the Exchange Guarantees are to be issued pursuant to the terms of the Indenture, dated as of February 1, 2005, by and between the Company (as successor in interest to Edgen Acquisition Corporation) and The Bank of New York, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”), as supplemented by the First Supplemental Indenture, dated as of February 1, 2005, by and among the Company (as successor in interest to Edgen Acquisition Corporation), the Guarantors party thereto, the Trustee and the Collateral Agent, and as further supplemented by the Second Supplemental Indenture, dated as of December 16, 2005, by and among the Company, the Guarantors party thereto, the Trustee and the Collateral Agent (as so supplemented, the “Indenture”), which Indenture, First Supplemental Indenture and Second Supplemental Indenture are filed as Exhibits 4.1, 4.2, and 4.3, respectively, to the Registration Statement.  Capitalized terms used herein shall, unless otherwise provided herein, have the respective meanings set forth in the Registration Statement.

For the purpose of rendering the opinions set forth herein, we have been furnished with and have reviewed the following documents (collectively, the “Transaction Documents”):

1.             The Indenture;

2.             The Exchange Notes (including the Exchange Guarantees) in the form attached as an exhibit to the Registration Statement.

Opinion

As used herein, the term “Texas Governmental Authority(ies)” means the governmental and regulatory authorities, bodies, instrumentalities and agencies and courts of the State of Texas, excluding its political subdivisions and local agencies.  As used herein, the term “Applicable Texas Law” means those statutes, rules and regulations of the State of Texas, which, in our experience, are customarily applicable both to transactions of the type contemplated by the Transaction Documents and to general business entities which are not engaged in regulated business activities.  “Applicable Texas Law” shall not include, under any circumstances, state securities laws or “Blue sky” laws.

In addition to the Transaction Documents, other documents we have reviewed in rendering this opinion, and upon which we have relied, include the following:

(a)           the Articles of Incorporation of Murray, certified by the Secretary of State of the State Texas on December 14,  2005;

(b)           an Officer’s Certificate of Murray (the “Officer’s Certificate”) dated as of July 10 , 2006 certifying (i) the Articles of Incorporation of Murray, (ii) the Bylaws of Murray, (iii) Resolutions adopted by the Board of Directors of Murray authorizing the execution, delivery, and performance of the Transaction Documents executed by Murray, (iv) the incumbency of officers of Murray, and (v) certain other factual matters;

(c)           a certificate from the Secretary of State of the State of Texas indicating that Murray is in existence as of July 7, 2006 (the “Existence Certificate”); and

(d)           a certificate dated July 7, 2006, from the Comptroller of Public Accounts of the State of Texas, attesting to the current payment by Murray of all franchise and similar taxes (the “Good Standing Certificate”).

Scope of Examination and General

Assumptions and Qualifications

We have been furnished with and examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of Murray, agreements and other instruments, certificates of officers and representatives of Murray, certificates of public officials, and other documents as we have deemed necessary or desirable as a basis for the opinions hereinafter expressed.  As to questions of fact material to such opinions, we have, without independent verification of their accuracy, relied to the extent we deem reasonably appropriate upon the representations and warranties of Murray made in the Transaction Documents and upon the Officer’s Certificate.

In making such examinations, we have assumed, with your consent (a) the genuineness of all signatures,  (b) the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (d) the authenticity of the originals of the documents referred to in the immediately preceding clause (c), (e) the prompt and proper recordation of any Transaction Documents in which recordation is anticipated, (f) that each party to the Transaction Documents (other than Murray) has full power, authority, and legal right to enter into and perform all agreements to which it is a party and each document has been duly authorized, executed, and delivered by each such party, (g) that the Transaction Documents constitute the valid, binding, and enforceable agreement of all the parties thereto, and (h) the correctness and accuracy of all the facts set forth in all certificates and reports (but not legal conclusions) identified in this opinion.

Our opinions set forth below are limited solely to matters governed by the laws of the State of Texas and we express no opinion as to questions concerning the laws of any other jurisdiction.

Opinions

Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

1.             Based solely on the Existence Certificate and Good Standing Certificate, Murray is incorporated and is validly existing and in good standing under the laws of the State of Texas.

2.             Murray has all requisite corporate power and authority to execute and perform its obligations under the Indenture and the Exchange Guarantees.   The execution, delivery, and performance of the Indenture and the Exchange Guarantees have been duly and validly authorized by Murray.

3.             Indenture has been duly executed and delivered by Murray.

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This opinion (a) has been furnished to you at your request, (b) is rendered solely for your information and assistance in connection with the above transaction, and may not be relied upon by any other person or for any other purpose without our prior written consent, (c) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of obligation to advise you of any changes for any new developments that might affect any matters or opinions set forth herein, and (d) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.  We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.”

Sincerely,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP